Exhibit 10.16

OLIN CORPORATION

Effects of Certain Events on Outstanding Equity Awards December 5, 2024

Event	Performance Shares	Restricted Stock Units (RSUs)	Options1
Termination of Employment
For Cause (by Olin)	Forfeiture of unvested shares; payment of vested but unpaid shares	Forfeiture of unvested RSUs; payment of vested but unpaid RSUs	Forfeiture of all unexercised options (vested and unvested)
Without Cause (by Olin)	Pro-rata[2] vesting at termination; payment at end of Performance Cycle based on actual performance results	Forfeiture of unvested RSUs; payment of vested but unpaid RSUs	Forfeiture of unvested options; vested options exercisable for 1 year or (in connection with sale, shutdown, or spin-off) 2 years.
Disability	Pro-rata [2] vesting at termination; payment at end of Performance Cycle based on actual performance results	Full vesting and payment on termination	Forfeiture of unvested options; vested options exercisable for 1 year
Retirement (55+ years of age and 5+ years of company service)	Pro-rata[2] vesting at termination; payment at end of Performance Cycle based on actual performance results
If the first tranche of RSUs has already vested, the participant has given the Company at least 6 month’s prior notice of retirement, and the participant is not at least age 60 on the retirement date, the then-current tranche will continue to vest and be paid at the time specified in the award, and any subsequent tranche will be forfeited; if the first tranche has already vested, the participant has given the Company 6 month’s prior notice of retirement, and the participant is at least age 60 on the retirement date, all
Forfeiture of unvested options; vested options exercisable for full term unvested tranches will continue to vest and be paid at the time specified in the award. If the first tranche has not already vested or the participant has not satisfied the 6-month notice requirement, the entire award will be forfeited.

Death	Pro-rata[2] vesting and payment at time of death at target levels	Full vesting and payment at death	Full vesting at death; vested options exercisable for full term
Death following Termination	Forfeiture of unvested shares; payment of vested but unpaid shares	Forfeiture of unvested shares; payment of vested by unpaid shares	Vested options exercisable for 1 year or, if longer, for employee’s post- termination exercise period
Voluntary Resignation (with consent)	Effect on unvested shares determined by Olin; payment of vested but unpaid shares	Forfeiture of unvested RSUs; payment of vested but unpaid RSUs	Forfeiture of unvested options; vested options exercisable for 1 year
Voluntary Resignation (without consent)	Forfeiture of unvested shares; payment of vested but unpaid shares	Forfeiture of unvested RSUs; payment of vested but unpaid RSUs	Forfeiture of all unexercised options (vested and unvested)
Transfer to or Termination by Joint Venture (JV) or Sold Business (SB)
Transfer to JV (with consent)	Effect on unvested shares determined by Olin; payment of vested but unpaid shares	Continued vesting after transfer to JV	Forfeiture of unvested options; vested options exercisable for full term
Transfer to SB (with consent)	Effect on unvested shares determined by Olin; payment of vested but unpaid shares	Effect on unvested shares determined by Olin; payment of vested but unpaid shares	Forfeiture of unvested options; vested options exercisable for 2 years
Termination by JV or SB without Cause; Voluntary Resignation (with consent)	Effect on unvested shares determined by Olin; payment of vested but unpaid shares	Forfeiture of unvested RSUs; payment of vested but unpaid RSUs	Vested options exercisable until later of 2 years after transfer to JV or SB and 1 year after termination
Termination by JV or SB for Cause; Voluntary Resignation (without consent)	Forfeiture of unvested shares; payment of vested but unpaid shares	Forfeiture of unvested RSUs; payment of vested by unpaid RSUs	Forfeiture of all unexercised options (vested and unvested)

Change in Control
Change in Control (no termination)
Outstanding awards as of 12/31/2024: single trigger vesting at target level
2025 and after awards: continued vesting if award assumed by acquiring company; single trigger vesting at target level if award not assumed.
		Continued vesting if award assumed; single trigger vesting at target level if award not assumed.	Continued vesting if award assumed; single-trigger vesting if award not assumed; vested shares exercisable for 2 years following change in control.
Qualifying Termination within 2 years after Change in Control	2025 and after awards: Full vesting and payment at target levels on termination	Full vesting and payment on termination	Full vesting on termination; vested options exercisable for 2 years
Notes
1.Stock options cannot be exercised after the last day of the original term.
2.Pro-rata vesting of performance shares is based on a fraction, the numerator of which is the number of months during the Performance Cycle that the participant was employed by Olin or an affiliate (rounded up to the nearest whole month), and the denominator of which is the number of months in the Performance Cycle.